SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2013

H. J. Heinz Company
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-3385	25-0542520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Suite 3100 Pittsburgh, Pennsylvania		15222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 456-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders (the “Special Meeting”) of H. J. Heinz Company (“Heinz”) was held on April 30, 2013.  A total of 203,258,999 shares of Heinz common stock, out of a total of 321,187,333 shares of common stock issued and outstanding and entitled to vote as of March 18, 2013 (the record date for the Special Meeting), were present in person or represented by proxy at the Special Meeting.  A summary of the voting results for the following proposals, each of which is described in detail in Heinz’s proxy statement dated March 27, 2013 and first mailed to Heinz’s shareholders on or about March 27, 2013, is set forth below:

Proposal 1: Approval and Adoption of the Merger Agreement

Heinz’s shareholders approved and adopted the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 13, 2013, by and among Heinz, Hawk Acquisition Holding Corporation and Hawk Acquisition Sub, Inc., as amended by the Amendment to Agreement and Plan of Merger dated as of March 4, 2013.  The following were the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

FOR	AGAINST	ABSTAIN

192,117,965	8,477,373	1,817,551

Proposal 2: Adjournment of the Special Meeting

Because a majority of the votes cast by Heinz shareholders entitled to vote at the Special Meeting approved the proposal to approve and adopt the Merger Agreement, the vote on the proposal to approve the adjournment of the Special Meeting if there had not been sufficient votes at the time to adopt the Merger Agreement was not called.

Proposal 3: Approval, on a Non-Binding, Advisory Basis, of Certain Compensation Based on or Otherwise Relating to the Merger

Heinz’s shareholders, on a non-binding, advisory basis, did not approve certain compensation that will or may be paid by Heinz to its named executive officers that is based on or otherwise relates to the merger.  The following were the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

FOR	AGAINST	ABSTAIN

94,772,468	103,360,270	4,279,466

Item 8.01.    Other Events.

On April 30, 2013, Heinz issued a press release announcing that Heinz shareholders voted to approve and adopt the Merger Agreement.  A copy of the press release, which also includes an update on the status of the regulatory approvals sought in connection with the merger, is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Exhibits and Financial Statements.

(d)	Exhibits

99.1	H. J. Heinz Company press release dated April 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2013	H. J. HEINZ COMPANY

	By:	/s/ Theodore N. Bobby
Theodore N. Bobby Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	H. J. Heinz Company press release dated April 30, 2013